Exhibit 99.1

Media Contact: Travis Parman, Travis.Parman@appharvest.com
Investor Contact: Kaveh Bakhtiari, appharvestIR@appharvest.com

AppHarvest Announces Solid Q1 2021 Results in First Quarter as Publicly Traded Company

Company delivered net sales of $2.3 million in line with guidance; reiterates net sales outlook for the year of $20 to $25 million

Company’s initial harvesting from flagship Morehead, Ky. facility meeting operating and financial expectations

New project developments in Richmond and Berea, Ky. on schedule and budget

MOREHEAD, Ky. May 17, 2021 — AppHarvest, Inc. (NASDAQ: APPH, APPHW), a leading AgTech company, public benefit corporation and Certified B Corp focused on farming more sustainably using up to 90% less water than open-field agriculture and only recycled rainwater, today announced operating and financial results for its first completed quarter as a public company for the quarter ending on March 31, 2021.

First Quarter 2021 Highlights

•$2.3 million net sales in first quarter harvesting, meeting expectations
•3.8 million pounds of tomatoes sold
•$4.5 million gross loss driven by launch of commercial operations, sales and training new labor force
•$28.5 million net loss compared to $0.8 million in the prior year period in 2020
•$12.4 million adjusted EBITDA loss compared to initial expectation of loss of $14.0 million to $16.0 million amid rapid scaling of the business
•$297.7 million cash and cash equivalents at the end of Q1

Results

AppHarvest, which started trading on Nasdaq on February 1, generated $2.3 million in net sales in the first quarter 2021 as it began harvesting from its initial high-tech indoor farm in Morehead, Ky., representing 3.8 million pounds sold with the farm only partially planted as the facility ramped up.

“At our flagship farm in Morehead, Ky., our expert growers have ramped up production of the full 60 acres as of the first week of May,” said AppHarvest Founder and CEO Jonathan Webb. “The team is putting in place the right infrastructure for growth, taking employment from around 20 a year ago to 500 by the end of the first quarter. We plan to move ahead on two more projects this summer which will put us at five operating farms by the end of 2022, and we are well on track for 12 farms by the end of 2025.”

Exhibit 99.1
Development and Financing

AppHarvest is currently operating one high-tech indoor farm that is expected to produce more than 40 million pounds of tomatoes annually with plans to build a network of 12 high-tech farms by the end of 2025. Two more high-tech farms are now under construction—one in Berea, Ky. designed to grow leafy greens, and another in Richmond, Ky. planned for tomatoes. Four more projects are slated for development and two of those are scheduled to begin construction in the second quarter of this year.

AppHarvest purchased its flagship Morehead farm in March, giving it the ability to leverage the asset at attractive financing rates to fund more development. The company has finalized key terms for a 60% loan-to-value financing transaction for the Morehead facility at an expected interest rate of around 4 to 5%, which is expected to close in the second quarter. The company also is in negotiations for approximately $200 million of development financing for large-scale projects.
Technology

In April, the company acquired Root AI, an artificial intelligence and robotics company, and its workforce with experience in controlled environment agriculture—creating the AppHarvest technology group dedicated to making controlled environment agriculture more efficient. Chief Technology Officer Josh Lessing, Root AI’s former CEO, is leading the effort to build a digital operating model for farming with AI at its core that can manage a global network of facilities to execute complex supply chain strategies autonomously with higher returns. Based on its modeling, the company expects its investment in technology to drive both top and bottom-line results at its Farm of the Future facilities, and the technology investments are expected to raise annual run-rate adjusted EBITDA for a future 60-acre vine crop facility by approximately $7 million.

Sales and Distribution

AppHarvest has a long-term distribution agreement with Mastronardi Produce to sell all USDA Grade No. 1 tomatoes in top retail grocery and food service outlets. Volume now has increased to allow for direct shipping of full truckloads to retail customers such as Kroger and Wendy’s, building on AppHarvest’s existing relationship with Mastronardi.

Grocers and consumers increasingly are requesting U.S.-grown and chemical pesticide-free produce from companies they trust. Despite that, in 2019, more than two-thirds of vine crops for the U.S. market were imported.

"We want every AppHarvest tomato they can grow,” said Mastronardi Produce President and CEO Paul Mastronardi. “We have high demand for U.S.-grown and pesticide-free produce already, and when you combine that with the taste, color and freshness of the AppHarvest model, on top of their social mission, it’s driving our customers to ask for more."

Financial Outlook

The company reiterated its full-year 2021 outlook of net sales of $20 to $25 million. The company updated its full-year outlook for adjusted EBITDA loss to $48.0 million to $52.0 million from a prior range of a loss of $43.0 million to $45.0 million, driven by the Root AI acquisition and other planned investment in growth.

In light of the technology investment combined with the latest view of operational performance, the company raised long-term illustrative performance on adjusted EBITDA for a 60-acre Farm of the Future producing tomatoes from $15.8 million per year, as previously presented during its Analyst Day event last December, to $23.3 million per year, resulting in a potential 17% to 23% ROIC on an unlevered basis. Further, with improved access to non-dilutive capital, the long-term illustrative performance on a leveraged basis, assuming a 60% loan-to-value, could result in 43% to 58% ROIC.

Exhibit 99.1
“We are pleased by our fast start to the year, the encouraging operating and financial performance of our Morehead facility and our team’s ability to scale the business. We are concentrating on executing our growth plan as we build additional facilities, funding our investments with non-dilutive capital and delivering long-term shareholder value,” said AppHarvest President David Lee.

Conference Call and Webcast

Management of AppHarvest will host a webcast and conference call to discuss its first quarter 2021 financial results and operations today at 8:30 a.m. ET. The Company will post a supplemental slide presentation in the Investor Relations section of the AppHarvest website at investors.appharvest.com to accompany the conference call. Participation instructions for the live event and replay are as follows:

Live webcast and conference call
•Webcast: Accessible at investors.appharvest.com
•Dial-in: 1-833-665-0607 (Domestic Toll Free) / 1-929-517-0397 (Toll/International)
•Participant Entry Number: 7618198

Conference Replay*
•Webcast: Accessible at investors.appharvest.com
•Dial-in: 1-855-859-2056 (Domestic Toll Free) / 1-404-537-3406 (Toll/International)
•Conference Number: 7618198

*Available approximately two hours after the end of the conference call through May 24, 2021.

About AppHarvest

AppHarvest is an applied technology company in Appalachia building some of the world’s largest high-tech indoor farms that grow non-GMO, chemical pesticide-free produce using up to 90% less water than open-field agriculture and only recycled rainwater while producing yields up to 30 times that of traditional agriculture on the same amount of land with zero agricultural runoff. The company combines conventional agricultural techniques with cutting-edge technology including artificial intelligence and robotics to improve access for all to nutritious food, farm more sustainably, build a more reliable domestic food supply, and increase investment in Appalachia. The company’s 60-acre Morehead, Ky. facility is among the largest indoor farms in the world. For more information, visit www.appharvest.com.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements, which are prepared and presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP measures, such as EBITDA or Adjusted EBITDA, to understand and evaluate its core operating performance. The Company defines and calculates Adjusted EBITDA as net loss before the impact of interest income or expense, income tax expense or benefit, depreciation and amortization, and further adjusted for the following items: stock-based compensation, transaction-related costs, remeasurement of warrant liabilities and certain other non-recurring, non-cash and non-core items. The Company believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures for trend analyses and for budgeting and planning purposes.

The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends. Other similar companies may present different non-GAAP measures or calculate similar non-GAAP measures differently. The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required to be presented in the Company’s GAAP financial statements. Reconciliations of non-GAAP financial measures to

Exhibit 99.1
the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.

Adjusted EBITDA as used in connection with the Company's 2021 outlook is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability. The Company is unable to reconcile this forward-looking non-GAAP financial measure to net income, its most directly comparable forward-looking GAAP financial measure, without unreasonable efforts, because the Company is currently unable to predict with a reasonable degree of certainty its stock-based compensation expense for 2021. In addition, the company may incur additional expenses which may impact adjusted EBITDA. Such items may include costs and expenses related to the business combination activities, income taxes and other items. The unavailable information could have a significant impact on the Company’s full year 2021 GAAP financial results.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, regarding AppHarvest’s future financial performance, the illustrative performance of a “Farm of the Future,” as well as AppHarvest’s growth plans and strategy, ability to capitalize on commercial opportunities, future operations, estimated financial position, estimated adjusted EBITDA, revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of AppHarvest’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of AppHarvest. These forward-looking statements are subject to a number of risks and uncertainties, including those discussed in the Registration Statement on Form S-1 (No. 333-252964) filed with the SEC by AppHarvest on February 10, 2021 under the heading “Risk Factors,” and other documents AppHarvest has filed, or that AppHarvest will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward-looking statements reflect AppHarvest’s expectations, plans, or forecasts of future events and views as of the date of this press release. AppHarvest anticipates that subsequent events and developments will cause its assessments to change. However, while AppHarvest may elect to update these forward-looking statements at some point in the future, AppHarvest specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing AppHarvest’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Exhibit 99.1
APPHARVEST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands except per share amounts)

	March 31, 2021	December 31, 2020
Assets
Current Assets:
Cash and cash equivalents	$297,660	$21,909
Accounts receivable, net	1,182	—
Inventories, net	4,903	3,387
Prepaid expenses and other current assets	3,531	481
Total current assets	307,276	25,777
Operating lease right-of-use assets, net	1,703	1,307
Property and equipment, net	190,962	152,645
Other assets, net	7,481	1,188
Total non-current assets	200,146	155,140
Total assets	$507,422	$180,917
Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	$23,070	$1,342
Accrued expenses	8,204	5,184
Current portion of lease liabilities with a related party	—	59,217
Current portion of lease liabilities	300	166
Current portion of financing obligation with a related party	—	58,795
Note payable with related party	—	30,000
Other current liabilities	832	77
Total current liabilities	32,406	154,781
Lease liabilities net of current portion	1,850	1,370
Deferred income tax liabilities	1,769	—
Private Warrant liabilities	29,920	—
Other liabilities	227	—
Total non-current liabilities	33,766	1,370
Total liabilities	66,172	156,151
Commitments and contingencies (Note 12)
Stockholders’ equity:
Preferred stock, par value $0.0001, 10,000 shares authorized, 0 issued and outstanding, as of March 31, 2021 and December 31, 2020, respectively	—	—
Common stock, par value $0.0001, 750,000 shares authorized, 97,925 and 44,461 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	10	4
Additional paid-in capital	491,552	45,890
Accumulated deficit	(49,643)	(21,128)
Accumulated other comprehensive loss	(669)	—
Total stockholders’ equity	441,250	24,766
Total liabilities and stockholders’ equity	$507,422	$180,917

Exhibit 99.1
APPHARVEST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS (Unaudited)
(In thousands except per share data)

	Three Months Ended March 31,
	2021	2020
Net sales	$2,299	$—
Cost of goods sold	6,836	—
	(4,537)	—
Operating expenses:
Selling, general and administrative expenses	31,489	980
Total operating expenses	31,489	980
Loss from operations	(36,026)	(980)
Other income (expense):
Development fee income from a related party	—	134
Interest expense from related parties	(658)	(2)
Change in fair value of Private Warrants	9,826	—
Other	356	30
Loss before income taxes	(26,502)	(818)
Income tax expense	(2,013)	—
Net loss	(28,515)	(818)

Other comprehensive loss:
Net unrealized loss on cash flow hedges, net of tax	(669)	—
Comprehensive loss	$(29,184)	$(818)

Net loss per common share:
Basic and diluted	$(0.35)	$(0.02)
Weighted average common shares outstanding:
Basic and diluted	80,729	32,858

Exhibit 99.1
APPHARVEST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2021	2020
Operating Activities
Net loss	$(28,515)	$(818)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of Private Warrants	(9,826)	—
Deferred income tax provision	2,013	—
Depreciation and amortization	1,802	21
Stock-based compensation expense	6,287	19
Rent payments less than rent expense, net	19	—
Amortization of development fee with a related party	—	(134)
Changes in operating assets and liabilities
Accounts receivable	(1,182)	—
Inventory	(1,516)	—
Prepaid expenses and other current assets	(3,133)	2
Other assets	(5,993)	(20)
Accounts payable	8	(98)
Accrued expenses	3,694	52
Other current liabilities	(42)	21
Other non-current liabilities	227	—
Net cash used in operating activities	(36,157)	(953)
Investing Activities
Purchases of property and equipment	(11,183)	(83)
Purchases of property and equipment from a related party	(122,911)	—
Advances on equipment	(444)	—
Net cash used in investing activities	(134,538)	(83)
Financing Activities
Proceeds from Business Combination and PIPE Shares, net	448,500	—
Payments on financing obligation to a related party	(2,089)	—
Proceeds from stock option exercise	35	—
Issuance of preferred stock, net	—	4,880
Net cash provided by financing activities	446,446	4,880
Change in cash and cash equivalents	275,751	3,844
Cash and Cash Equivalents
Beginning of period	21,909	6,031
End of period	$297,660	$9,875
Non-cash Activities:
Fixed assets purchases in accounts payable	$20,313	$—
Fixed assets purchases in accrued liabilities	$1,408	$—
Operating lease right-of-use assets and liabilities	$735	$30

Exhibit 99.1
APPHARVEST, INC. AND SUBSIDIARIES
Reconciliation of Selected GAAP Measures to Non-GAAP Measures
(In millions)

(Dollars in millions)	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
Net loss	$(28.5)	$(0.8)
Interest expense from related parties	0.7	—
Income tax expense	2.0	—
Depreciation and amortization expense	1.8	—
EBITDA	(24.0)	(0.8)
Change in fair value of Private Warrants	(9.8)	—
Stock-based compensation expense	6.3	—
Transaction success bonus on completion of Business Combination	1.5	—
Business Combination transaction costs	13.2	—
Root AI acquisition costs	0.4	—
Adjusted EBITDA	$(12.4)	$(0.8)